Exhibit 10.1

Dated the 21 day of December 2009

(1) THE PARTIES NAMED IN SCHEDULE 1

(2) MOCON, INC

(3) ENTERPRISE IRELAND

(4) GLANBIA ENTERPRISE FUND LIMITED

- AND —

(5) LUXCEL BIOSCIENCES LIMITED

SUBSCRIPTION AND
SHAREHOLDERS AGREEMENT

WHITNEYMOORE,
WILTON PARK HOUSE,
WILTON PLACE,
DUBLIN 2

THIS AGREEMENT is made on the 21day of December 2009

BETWEEN

(1)           THE PARTIES NAMED IN SCHEDULE 1 (hereinafter together called the “Existing Shareholders” which expression shall where the context so admits or requires include their respective successors and assigns);

(2)           MOCON, INC. having its registered office at 7500 Boone Avenue North, Minneapolis. MN 55428 USA (hereinafter called “MOCON” which expression shall where the context so admits or requires include its successors and assigns);

(3)           ENTERPRISE IRELAND having its registered office at The Plaza, East Point Business Park, Dublin 3;

(4)           GLANBIA ENTERPRISE FUND LIMITED having its registered office at Longboat 56 Sir John Rogerson Quay Dublin 2 (hereinafter called the “Fund” and which expression shall where the context so admits or requires include its successors and assigns); and

(5)           LUXCEL BIOSCIENCES LIMITED having its registered office at c/o WhitneyMoore, Wilton Park House, Wilton Place, Dublin 2 (hereinafter called the “Company”).

WHEREAS:-

A.            The Company is a private limited company and was incorporated in Ireland on 20 February 2002 under the Companies Act 1963 to 2001 with registered number 353529 and now has an authorised share capital of €2,200,000 divided into 10,000,000 Ordinary Shares of €0.01 each, 2,000,000 Preferred Ordinary Shares of €1.00 each and 10,000,000 A Preferred Ordinary Shares of €0.01 each of which 5,476,921 Ordinary Shares of €0.01 each, 719,601 Preferred Ordinary Shares of €1.00 each and 200,000 A Preferred Ordinary Shares of €0.01 have been issued and are fully paid up.

B.            The Company is desirous of obtaining funding to facilitate expansion and MOCON and Enterprise Ireland have agreed to subscribe for new shares in the capital of the Company upon and subject to the terms and conditions hereinafter appearing.

C.            Immediately after Completion and EI Completion (as hereinafter defined) the entire issued share capital of the Company shall be held as set out Schedule 2.

D.            The parties hereto have accordingly agreed to enter into this Agreement for the purposes of providing for the said subscription and also for the purpose of regulating the future conduct of the Company and of regulating their relationship as the holders of the entire issued share capital of the Company.

E.             The Company has agreed with the Shareholders that it will comply with the terms and conditions of this Agreement insofar as they relate to the Company.

NOW IT IS HEREBY AGREED as follows:

1.             INTERPRETATION

1.1           Definitions

In this Agreement (which expression shall be deemed to include the Schedules hereto):-

“A Preferred Ordinary Shares” means the A Preferred Ordinary Redeemable Shares of €0.01 each in the Company having the rights and subject to the conditions as set out in the Articles;

“Accounts” means the audited balance sheet and profit and loss account of the Company for the year ended 31 December 2008 and the unaudited balance sheet and profit and loss account for the Company for the nine month period ended 30 September 2009;

“Agreed Form” means in relation in a form as agreed between the Company and MOCON;

“Articles” means the articles of association of the Company and adopted by written resolution of the Shareholders on the Completion Date;

“Auditors” means the auditors from time to time of the Company;

“Balance Sheet Date” means 31 December 2008;

“Board” means the board of Directors of the Company from time to time;

“Business” means the sale and supply of and such other business as the Directors may from time to time determine.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in Dublin;

“Certificate” means a certificate furnished by a third party in the form set out in the Schedule 6;

“Companies Acts” means the Companies Acts, 1963 to 2009 of Ireland;

“Completion” means completion of the matters relating to the subscription for the Subscription Shares on the Completion Date hereunder pursuant to Clause 2;

“Completion Date” means the 15 day of January, 2010;

“Deed of Adherence” means a deed substantially in the form given in Schedule 4;

“Directors” means the directors of the Company from time to time;

“Disclosure Letter” means the Disclosure Letter addressed by the Company to MOCON and EI substantially in the form initialed by MOCON, EI and the Company;

“Eligible Activity” means the production of products for export or products of an advanced technological nature for supply to internationally trading or skilled sub-supply firms within the State or products for sectors of the Irish market that are subject to international competition, such production comprising part of the project; or an activity covered by the Industrial Development (Service Industries) Order, 2003 (including any amendment or variation of this Order);

“Encumbrance” means any interest or equity of any person (including, without prejudice to the generality of the foregoing, any right to acquire, option or right of pre-emption) or any mortgage, charge, (including any charge for the payment of any tax) pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement;

“EI” means Enterprise Ireland having its registered office at Glasnevin Hill, Dublin 9, which expression shall where the context so admits or requires include its successors and assigns;

“EI Completion” means completion of the matters relating to the subscription for the EI Subscription Shares on the Completion Date pursuant to Clause 3;

“EI Subscription Monies” means €500,000, being the total amount to be subscribed by EI for the EI Subscription Shares;

“EI Subscription Shares” means the 250,000 A Preferred Ordinary Shares to be subscribed for by EI pursuant to Clause 3 at a price of €2.00 per A Preferred Share;

“Group” means, in respect of a company, the company itself, each and any of the Subsidiaries and any company that is a holding company or a wholly owned subsidiary of such companies;

“Intellectual Property” means and includes all copyright, patents, trade marks, service marks, trade secrets, know-how and rights (registered or unregistered) in any designs, applications for any of the foregoing; trade or business names; innovations, inventions whether or not capable of protection by patent or registration, registered design and topography rights; know-how, including data specifications, drawings and instructions; secret formulae and processes; lists of website members and users and other confidential and proprietary knowledge and information; rights protecting goodwill and reputation; database rights and rights under licences and consents in relation to such things, rights in the nature of unfair competition rights, and rights to sue for passing off and all rights or forms of protection of a similar nature to any of the foregoing or having equivalent effect anywhere in the world;

“Issued Share Capital” means 5,476,921 Ordinary Shares of €0.01 each, 719,601 Preferred Ordinary Shares of €1.00 each and 200,000 A Preferred Ordinary Shares of €0.01 in the Company;

“Market Price” shall be such sum as the Auditors shall certify to be in their opinion the fair value of the Sale Shares (as hereinafter defined) as between a willing buyer and a willing seller contracting at arm’s length terms having regard to the fair value of the Company as a going concern as determined by the Auditors at the beginning of the financial period in which the event occurs but without taking into account (if it is the case) that such Sale Shares represent a minority interest in the Company. In certifying such opinion, the Auditors shall be deemed to act as experts and not as arbitrators;

“Ordinary Shares” means the Ordinary Shares of €0.01 each in the Company having the rights and subject to the conditions as set out in the Articles;

“Preferred Ordinary Shares” means Preferred Ordinary Redeemable Shares of €1.00 each in the Company having the rights and subject to the conditions as set out in the Articles;

“Project” the development of sensors and instrumentation for food packaging, food safety and Pharmaceutical Research and Development;

“Project Duration Period” from 6th October 2009 to Expenditure Completion Date as outlined in Clause 3.3 hereof;

“Shares” means all or any of the Ordinary Shares, Preferred Ordinary Shares and A Preferred Ordinary Shares in the capital of the Company having the rights and subject to the conditions as set out in the Articles;

“Share Capital Certificate” a certificate furnished by the Company Secretary immediately prior to EI Completion (including details of the shareholding of all holders of shares in the Company) certifying the authorised and issued share capital of the Company immediately prior to Enterprise Ireland’s investment;

“Shareholders” means each of the Existing Shareholders, MOCON, the Fund, EI (for as long as they each hold Shares) or any other holders from time to time of the Shares;

“Share Sale Completion” means completion of the sale and purchase of the Sale Share in accordance with Clause 4.5 of this Agreement on the Completion Date;

“Subscription Monies” means €2,247,500, being the total amount to be subscribed by MOCON for the Subscription Shares;

“Subscription Shares” means the 1,249,999 A Preferred Ordinary Shares to be subscribed for by MOCON pursuant to Clause 2;

“Subsidiaries” means the subsidiaries (if any) of the Company for the time being as such term is defined in Section 155 of the Companies Act, 1963;

“Warrant Instrument” means the warrant instrument in the form initialled by MOCON and the Company to be executed by the Company at Completion;

“Warranties” means the warranties set out in Schedule 3.

1.2           Statutes

Any reference to any statute, statutory provision, order, regulation or treaty shall be deemed to include any statute, statutory provision, order, regulation or treaty which amends, extends, consolidates or replaces the same (whether before or after the date of this Agreement), or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, instruments or other subordinate legislation made thereunder.

1.3           Construction of certain references

1.3.1        Words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates the contrary, refer to the whole of this Agreement and not to any particular Clause, Sub- Clause, paragraph or sub-paragraph hereof.

1.3.2        References to Clauses and Schedules are references to the clauses of and schedules to this Agreement, references to Sub-Clauses or paragraphs are, unless otherwise stated, references to Sub-Clauses of the Clause or paragraphs of the Schedule in which the reference is contained.

1.3.3        References to any document being in “agreed terms” are to that document in the form signed by or on behalf of the parties for identification only.

1.3.4        References to the “Company” shall where the context so permits, be deemed to include any subsidiary of the Company (as such term is defined in Section 155 of the Companies Act, 1963 as amended).

1.3.5        References to persons shall include bodies corporate, partnerships and unincorporated associations.

1.3.6        References to a person shall include his successor(s), legal personal representative(s) and permitted assign(s).

1.3.7        References to the parties shall be to the parties to this Agreement.

1.4           Schedules

Each of the Schedules to this Agreement shall form part of the Agreement and references to this Agreement shall include the Schedules hereto.

1.5           Headings

The headings to the Clauses and Sub-Clauses of this Agreement are inserted for convenience of reference only and shall not form part of or affect the construction or interpretation of any provision of this Agreement.

1.6           Number, Gender

Unless the context otherwise requires, words importing the singular number shall include the plural number and vice versa and words importing persons shall include corporations. References to any one gender shall include every other gender.

1.7           Agreement not to be construed contra proferentem

This Agreement shall be construed as one that has been drafted jointly by the parties and no provision hereof shall be construed so as to favour one party as against another by reason that it was put forward by such other.

IN CONSIDERATION OF the mutual covenants and undertakings herein set out the parties to this Agreement have granted the rights and accepted the obligations hereinafter appearing.

2.             SUBSCRIPTION FOR THE SUBSCRIPTION SHARES

2.1           On the said terms and subject to the conditions of this Agreement, at Completion MOCON shall, in reliance upon the Warranties, make application to the Company for and the Company shall, against receipt of the Subscription Monies, allot and issue the Subscription Shares to MOCON (or its nominee).

2.2           MOCON shall not be obliged to subscribe for any of the Subscription Shares unless the subscription for all the Subscription Shares is completed simultaneously in accordance with the provisions of this Agreement.

2.3.          Each of the Existing Shareholders, EI and the Fund hereby waives any and all pre-emption rights which he may have in relation to the subscription for and the allotment and issue of the Subscription Shares and the issue of the warrants to MOCON pursuant to the Warrant Instrument provided for hereunder, and the issue of any shares of the Company upon exercise of such warrants, whether arising under the Articles of Association of the Company or otherwise, and each of the Existing Shareholders, EI and the Fund hereby agree to vote in favour of the resolution to adopt the Articles.

2.4.          Completion of the subscription by MOCON shall take place by the electronic exchange of signatures on the Completion Date and at Completion:

2.4.1.       MOCON shall pay the Subscription Monies to the Company in respect of the Subscription Shares;

2.4.2.       the Existing Shareholders, EI and the Fund shall procure (insofar as is within their respective powers of procurement) that a meeting of the Board is held at which:-

(i)              the completion of this Agreement by the Company is approved and authorised;

(ii)           the application for the Subscription Shares by MOCON is accepted and the Subscription Shares allotted and issued to MOCON (and/or its nominee);

(iii)          such person as MOCON may nominate is appointed as a director of the Company with immediate effect; and

(iv)          the execution by the Company of the Warrant Instrument is approved.

2.4.3        the Existing Shareholders, EI and the Fund shall ensure (as is in within their respective powers of procurement) that MOCON’s name (and/or that of its nominee) is entered in the register of members of the Company as a registered holder of the Subscription Shares credited as fully paid against receipt of the Subscription Monies and that duly sealed share certificates are issued and delivered to MOCON (or its nominee) in respect of the Subscription Shares.

2.4.4        The Company shall deliver the Disclosure Letter to MOCON.

3.             SUBSCRIPTION FOR THE EI SUBSCRIPTION SHARES

3.1           Pre EI Completion Obligations

Prior to EI Completion, the Shareholders (as at the date hereof) shall procure the following:

3.1.1        that the Articles be adopted by the Company either by the passing of the appropriate resolutions at an extraordinary general meeting of the Company or by way of written resolution (where the Company’s articles of association so allow).

3.1.2        that the Company furnishes to EI an up to date Tax Clearance Certificate from the Revenue Commissioners;

3.1.3        that the Company furnishes to EI a Share Capital Certificate; and

3.1.4        that the Company furnishes evidence satisfactory to EI (Environmental, Industrial and Lifesciences Division) that the Subscription Monies have been invested in the Company by MOCON for A Preferred Ordinary Shares.

3.2           EI Completion Obligations

Forthwith upon the conclusion of the extraordinary general meeting at which the resolutions referred to in clause 3.1.1 are adopted or the passing of written resolution(s) (where applicable) and subject to compliance with the other obligations set out in clause 3.1, on the Completion Date:

3.2.1        in reliance on the Warranties and other covenants and undertakings in this Agreement, EI shall subscribe in cash for the EI Subscription Shares and shall pay the EI Subscription Monies by way of cheque to the Company;

3.2.2        the Existing Shareholders, EI, the Fund and MOCON shall procure (insofar as is within their powers of procurement) that a meeting of the Board is held at which the application for the EI Subscription Shares by EI is accepted and the EI Subscription Shares be allotted and issued to EI

3.2.3        the Register of Members of the Company shall be written up to reflect the allotment of the EI Subscription Shares;

3.2.4        the Company shall submit to EI a Certificate; and

3.2.5        the Company shall deliver the Disclosure Letter to EI.

3.3           Post Completion Obligations

The Company shall use the Subscription Monies and incur the expenditure as detailed below solely for the purposes of the Projects, and in accordance with the Seventh Schedule hereof:

Purpose of	Expenditure Completion	Amount of
Expenditure	Date	Expenditure
Research and Development Expenditure	31st January 2013	€1,240,000

3.4           Cancellation of Grant Balances

The Company acknowledges that the following outstanding equity and grant balances previously approved by EI are cancelled:

Project Number	Grant Type	Date Approved	Amount Approved	Amount Paid	Amount Cancelled
137949	Equity	30/07/2006	€299,700	€199,800	€99,900
1332932	Category 1	06/02/2004	€1,300	€0	€1,300

3.5           Waiver of Pre-Emption

Each of the Shareholders hereby irrevocably waives any pre-emption rights he or it may have pursuant to Clause 11 or otherwise under the Articles or by law or howsoever arising in relation to the allotment of the EI Subscription Shares to EI pursuant to Clause 3.2 hereof.

4.             REDEMPTION OF THE FUND SHARES

4.1           On the Completion Date the Company shall upon receipt by it of the Subscription Monies and EI Subscription Monies redeem

4.1.1        all of the Preferred Ordinary Shares in the Company held by the Fund, being 300,000 Preferred Ordinary Shares of €1.00 each for the sum of €1.00 per Preferred Ordinary Share ;and

4.1.2        199,999 A Preferred Ordinary Shares of €0.01 each in the share capital of the Company held by the Fund for the sum of €1.00 per A Preferred Ordinary Share;

being an aggregate sum of €499,999. It was noted that the proceeds of the subscriptions hereunder be utilised for the redemption of the shares.

4.2           Upon (and subject to) redemption of the Fund’s Shares in accordance with Clause 4.1 of this Agreement, the Fund shall sell free from all liens charges and encumbrances and together with all rights attaching thereto and MOCON shall purchase, in reliance on the warranties and representations of the Fund set out in Clause 4.4 the one (1) A Preferred Ordinary Share of €0.01 (the “Sale Share”) held by the Fund in the Company for a consideration of €250,000.

4.3           Each of the Existing Shareholders, EI and MOCON hereby waive any pre-emption rights he or she may have in relation to the Sale Share, whether conferred by the Company’s Articles of Association or otherwise.

4.4           The Fund represents and warrants to MOCON that on Share Sale Completion;

4.4.1        it is the legal and beneficial holder of the Sale Share and the Sale Share has been fully paid up;

4.4.2        no person has the right (whether actual or contingent) to call for the transfer of the Sale Share under any option or other agreement, arrangement or commitment and no person has claimed to be entitled to any of the foregoing;

4.4.3        there is no Encumbrance over or affecting the Sale Share; there is no agreement, arrangement or commitment whatsoever to give, grant or create such Encumbrance; and no claim has been made or threatened by any person to be entitled to any such Encumbrance; and

4.4.4        it has full power and authority to enter into and perform this Agreement and to comply with her obligations under this Agreement, and this Agreement constitutes a valid, legally binding and enforceable obligation on the Fund in accordance with its terms.

4.5           At Share Sale Completion ;

4.5.1 the Fund shall deliver to MOCON a duly executed transfer of the Sale Share in favour of MOCON or its nominee together with the relative share certificate (or in the absence of a share certificate an indemnity in lieu thereof in terms satisfactory to the MOCON);

4.5.2        MOCON shall deliver to the Fund’s solicitors a bank draft for the sum of €250,000; and

4.5.3        the parties hereto shall procure the passing of a resolution of the board of directors of the Company agreeing to register the transfer of the Sale Share, subject only to due stamping.

4.6           On the issue of the Subscription Shares to MOCON pursuant to Clause 2, the EI Subscription Shares to EI pursuant to Clause 3 and the redemption of the shares held in the Company by the Fund pursuant to Clause 4.1, and the transfer of the Sale Share pursuant to Clause 4.2 the entire issued share capital of the Company shall be as set out in Schedule 5.

5.             WARRANTIES

5.1          Warranties and Undertakings

The Company hereby warrants to MOCON and EI in relation to the Company as at Completion and EI Completion respectively in accordance with the terms set out in Schedule 3.

5.2          Effect of Completion

The warranties, representations and undertakings given hereunder or pursuant hereto shall not in any respect be extinguished or affected by Completion.

5.3          Disclosure

The Warranties shall be qualified by reference to those matters disclosed in the Disclosure Letter and not otherwise.

5.4          Limitation on Liability under the Warranties

5.4.1        The liability of the Company (if any) under the Warranties shall be limited in accordance with the following provisions of this Clause, notwithstanding any other provisions of this Agreement and where any such other provision appears to be in conflict or inconsistent with this Clause, the provisions of this Clause shall prevail.

5.4.2        The liability of the Company (if any) in respect of all claims under the Warranties (save for claims of fraud or intentional misrepresentation) shall cease on (i) the second anniversary of the Completion Date with respect to the Warranties set forth in Sections 2-7 on Schedule 3 and (ii) the applicable statutes of limitation with respect to the Warranties set forth in Section 1 on Schedule 3; in each case save as regards any alleged breach of any of the Warranties in respect of which notice in writing shall have been served on the Company on or prior to the applicable date.

5.4.3        The maximum liability to be borne by the Company to MOCON pursuant to the Warranties shall be (i) €250,000 with respect to the Warranties set forth in Sections 2-6 on Schedule 3 and (ii) the Subscription Monies with respect to the Warranties set forth in Section 1 and Section 7 on Schedule 3;

5.4.4        The maximum liability to be borne by the Company to EI pursuant to the Warranties shall be (i) €50,000 with respect to the Warranties set forth in Sections 2-6 on Schedule 3 and (ii) the EI Subscription Monies with respect to the Warranties set forth in Section 1 and Section 7 on Schedule 3;

5.4.5        The Company shall not be liable in respect of any claim under the Warranties where the amount of such claim does not exceed €5,000.

5.4.6        The Company shall not be liable on foot of a claim for breach of any of the Warranties which:

5.4.6.1     arises out of or is increased as a result of the enactment of any primary or subordinate legislation not in force on the Completion Date or the withdrawal or change with retrospective effect in any regulation of any relevant agency or regulatory body or alteration after the Completion Date with retrospective effect of any published extra statutory concession of a general nature made by any fiscal authority and currently in operation;

5.4.6.2     to the extent that the Company recovers compensation for the loss or damage suffered by it arising out of such claim under the terms of any insurance policy for the time being in force less any increase in the premium payable by the Company in respect of insurance arising as a consequence; or

5.4.6.3     to the extent that the matter to which the claim relates has been disclosed in the Disclosure Letter.

5.4.7        None of the foregoing limitations on liability shall apply in respect of any loss arising from any breach of any of the Warranties where the breach or non disclosure of the breach, or any delay in disclosure of the breach (or in each such case, the facts giving rise thereto) is or was wholly or partly in consequence of fraud, wilful misconduct or wilful concealment on the part of the Company.

6.             INFORMATION

6.1           The Company shall keep EI informed of the progress of the business of the Company and shall furnish EI (whenever so required) with such reasonable particulars of any matters relating to the activities of the Company and without prejudice to the generality of the foregoing shall submit Quarterly Management and Annual Audited Accounts satisfactory to EI (Environmental, Industrial and Lifesciences Division) within three and six months respectively from the end of the relevant financial periods;

6.2           The Company shall furnish to EI (whenever so required) information on its sales, exports, employment and added value for the purpose of surveys which EI may conduct or participate in from time to time;

6.3           The Company shall permit the officers and agents of EI to validate the expenditure incurred by the Company in respect of the Projects as set out in Clause 3.3 at all reasonable times during the Project Duration Period and shall furnish to EI promptly (whenever so required by EI) all such information and documentary evidence as EI may from time to time reasonably require to vouch compliance by the Company with any of the terms and conditions of the Fifth Schedule hereof;

6.4           The Company acknowledges the right of EI to consult with relevant third parties to obtain any information it requires relating to the affairs of the Company prior to the validation of expenditure incurred by the Company in respect of the Projects as set out in Clause 3.3 and to invalidate expenditure in the event of such information being unsatisfactory to EI. The Company hereby undertake to instruct such third parties to furnish any such information to EI on request;

6.5           The Company agrees to permit the personnel of EI and Irish Government to have reasonable access to the premises, personnel and records of the Company in relation to the Projects during the normal business hours of the Company.

7.           RESTRICTED TRANSACTIONS

Each of the Shareholders hereby covenant and undertake with Enterprise Ireland for so long as Enterprise Ireland hold any shares in the capital of the Company that he will at all times (save as may be required by law) exercise all voting and other rights and powers available to him from time to time so as to procure (insofar as lies within his power of procurement either individually or collectively) that any action undertaken by the Company shall be done in the ordinary course of business and in contemplation of directly benefiting the Company and that the Company shall not without the prior written consent of Enterprise Ireland (which consent shall not be unreasonably withheld):

(i)            cease to carry on an Eligible Activity; or

(ii)           redeem any of the Preferred Ordinary Shares or the A Preferred Ordinary Shares held by Enterprise Ireland.

6.           DRAG ALONG RIGHTS

Each of the Shareholders hereby covenant with and undertake to the other Shareholders and each other that in the event that a bona fide offer (an “Offer”) is made by any person (the “Purchaser”) to the holders of not less than 70% of the issued share capital of the Company for the time being (the “Recipients”) to acquire all of the Shares of the holders:

(i)            The Recipients shall immediately notify the other Shareholders of such Offer (but any decision as to the acceptability of the Offer shall be a matter for the Recipients only).

(ii)           If such Offer is in terms acceptable to the holders of not less than 70% of the issued share capital of the Company for the time being they shall have the option to require the other Shareholders to transfer all their Shares to the Purchaser, or as the Purchaser directs, at the same time and on conditions no less favourable, including as to the price, as the terms offered to those selling Shareholders, by giving notice in writing to that effect to such Shareholders. It is hereby agreed between the parties hereto that neither EI nor MOCON shall be required to give any warranties or indemnities in connection with such sale other than warranties with respect to the title they hold to any shares being sold pursuant to this clause and their capacity to enter into any agreements required to be entered into pursuant to this clause.

9.             TRANSFERS OF SHARES

9.1           None of the Shareholders shall dispose of any interest in or create any Encumbrance over any of his Shares except by a transfer of the entire legal or beneficial interest therein to a transferee in accordance with the terms of clause 11 of this Agreement except that MOCON may grant to a bona-fide lender a security interest in its Shares as part of a grant of a blanket security interest in all of its assets; provided, however, that prior to granting such a security interest MOCON will disclose to the secured party that the Shares are subject to the provisions of this Agreement.

9.2           The parties hereto shall procure that before any person (other than a person who is already a Shareholder) is registered as a holder of any share in the Company such person shall enter into a Deed of Adherence covenanting with the parties to this Agreement from time to time to observe, perform and be bound by all the terms of this Agreement which are capable of applying to such person and which have not then been performed. The Company shall not register any such person as the holder of any share until such a Deed of Adherence has been executed. Upon being so registered that person shall be deemed to be a party to this Agreement.

9.3           The Company shall not register any transfer made in breach of Clauses 9.1 or 9.2 and the shares comprised in any transfer so made shall carry no rights whatsoever unless and until, in each case, the breach is rectified.

9.4           The Shareholders shall procure that the Directors shall not refuse to register any transfer of a share which is permitted under this Agreement.

10.          PERMITTED TRANSFERS

10.1         The pre-emption rights in Clause 11 shall not apply to any transfer of shares in the Company pursuant to Clauses 10.2.

10.2         Any Share may be transferred by any Shareholder being a company to a member of the same Group as the transferor company. If the transferor company ceases to be associated with or a member of the same Group of companies as the transferee company, the transferee company shall be deemed to have given a Transfer Notice (as hereinafter defined) immediately prior to that event in respect of all Shares transferred to it unless it re-transfers the shares to the transferor company. A corporate member may transfer any Shares held by it to a company formed to acquire the whole or a substantial part of its undertaking and assets as part of a scheme of amalgamation or reconstruction.

11.          PRE-EMPTION RIGHTS ON TRANSFER

11.1         Subject to Clauses 9.1 and 10, every Shareholder who desires to transfer any interest legal or equitable in any Share (hereinafter called the “Vendor”) shall give to the Company notice in writing (hereinafter called a “Transfer Notice”) specifying the Shares it wishes to sell (hereinafter called the “Sale Shares”) and the price per share (except where the Transfer Notice is served pursuant to Clauses 11.10 or 11.11 below) (the “Sale Price”) at which it wishes to sell them. The Vendor shall at the same time deposit with the Company the share certificate(s) in respect of the Sale Shares. Subject as hereinafter mentioned any such Transfer Notice shall constitute the Company the agent of the Vendor for the sale of the Sale Shares in one or more lots at the discretion of the Directors to the Shareholders other than the Vendor at the Sale Price.

11.2         The Company shall within 5 days of the giving of the Transfer Notice by notice in writing inform each Shareholder other than the Vendor of the number of the Sale Shares and of the Sale Price and invite each such Shareholder to apply in writing to the Company within 60 days of the date on which such notice is given (which date shall be specified therein) for such maximum number of the Sale Shares (being all or any thereof) as it shall specify in such application.

11.3         If the Shareholders shall within the said period of 60 days apply for all of the Sale Shares the Directors shall allocate the Sale Shares (or so many of them as shall be applied for as the case may be) to or amongst the applicants and in case of competition to the Shareholders pro rata (as nearly as practicable in the discretion of the Directors) according to the total number of Shares of which they are registered or unconditionally entitled to be registered as owner PROVIDED HOWEVER that no applicant shall be obliged to take more than the maximum number of the Sale Shares specified by such applicant.

11.4         Forthwith upon any allocation pursuant to Clause 11.3 and in any event within 70 days of the giving of the notice referred to in Clause 11.2 the Company shall give notice of such allocation(s) (hereinafter in this Clause called an “Allocation Notice”) to the Vendor and the persons to whom the Sale Shares shall have been allocated and shall specify in such notice the place and time (being not earlier than 30 and not later than 40 days after the date of the giving of the Allocation Notice) at which the sale of the Sale Shares so allocated shall be completed.

11.5         If the Transfer Notice shall state that the intending transferor is willing to transfer part only of the Sale Shares, no allocation shall be made unless all the Sale Shares are allocated.

11.6         The Vendor shall be bound to transfer the Sale Shares comprised in an Allocation Notice to the purchasers named therein at the time and place therein specified against payment of the Sale Price and if the Vendor shall fail to do so the Chairman of the Company or some other person appointed by the Directors shall be deemed to have been appointed attorney of the Vendor, with full power to execute, complete and deliver, in the name and on behalf of the Vendor, transfers of such of the Sale Shares to the purchasers thereof against payment to the Company of the Sale Price in respect of each of the Sale Shares.

11.7         Each of the purchasers on payment of the Sale Price to the Company in respect of each of the Sale Shares so transferred to it shall be deemed to have obtained a good quittance for such payment and on execution and delivery of the said transfers each of such purchasers shall be entitled subject to such share transfers being duly stamped to insist upon its name being entered in the register of members of the Company as the holder by transfer of such of the Sale Shares as shall have been transferred to it. The Company shall forthwith pay any such amount received by it hereunder into a separate bank account in the name of the Company and shall hold any such amount in trust for the Vendor.

11.8         If the Directors do not dispose of the Sale Shares in accordance with the foregoing provisions of this Clause 9 they shall so notify the Vendor forthwith after the expiration of the period of 60 days referred to in Clause 11.2. During the period of 90 days next following the giving of such notice the Vendor shall be at liberty to transfer to any person and for any consideration (not being less than the Sale Price) any of the Sale Shares not allocated by the Directors in an Allocation Notice so long as the transferee complies with the provisions of Clause 9.2.

11.9         With the consent in writing of all of the Shareholders for the time being the provisions of this Clause 11 may be waived in whole or in part in any particular case.

11.10       11.10.1                  If any Shareholder:-

(a)                                  being an individual shall die, become bankrupt or enter into any composition or arrangement with its creditors generally;

(b)                                 being a corporate member shall enter into liquidation (other than a voluntary liquidation for the purpose of a reconstruction or amalgamation while solvent); and/or

(c)                                       commits any material breach of this Agreement as determined pursuant to Clause 11.12 such Shareholder, his personal representatives or liquidator as the case may be shall be bound and/or deemed to give a Transfer Notice in respect of all of the shares held.

11.10.2          The Sale Price of the Sale Shares subject of a Transfer Notice given or deemed to be given pursuant to Clause 11.10.1 shall be the Market Price of the Sale Shares.

11.10.3          Following service of such a deemed Transfer Notice pursuant to Clause 11.10 references in this Clause 11 to the “Vendor” shall be construed as references to the personal representatives or liquidator of the Shareholder as the case may be.

11.11                     In a case where a Transfer Notice has been duly required to be given in respect of any Shares and such Transfer Notice is not duly given within a period of one week, such Transfer Notice shall be deemed to have been given at the expiry of the said period or, if later, the date when the Company first learns of the terms of the applicable transfer, and the provisions of this Clause 11 relating to Transfer Notices shall take effect accordingly.

11.12                     In the event of a claim by a Shareholder (the “Non Breaching Shareholder”) that another Shareholder (the “Relevant Shareholder”) shall be in material breach of the Agreement:-

11.12.1          the Non Breaching Shareholder shall notify in writing the Relevant Shareholder who shall, where the breach alleged is capable of remedy, be allowed 45 days from service of the notice in which to remedy the alleged material breach; and

11.12.2          in the event that the Relevant Shareholder shall not have remedied the alleged material breach, the decision regarding whether the breach shall be a material breach shall be referred without delay to an expert nominated by the President from time to time of the Institute of Chartered Accountants of Ireland. Such expert shall act as an expert and not as an arbitrator and his decision shall be final and binding on the parties. All Shareholders shall cooperate with and assist the expert in the event that the expert shall request information or confirmation from the Shareholders. The cost of the expert shall be borne as the expert shall direct.

12.                               TAG ALONG RIGHT

Each of the Shareholders (other than EI) hereby covenant with and undertake to the other Shareholders and each other that in the event of the Shareholder(s) receiving an offer for the purchase of Shares which together constitute more than 70% of the issued share capital of the Company for the time being and wishing to accept such offer then notwithstanding any other provision of this Agreement or anything contained in the articles of association it shall procure that it shall be an express term of any such agreement for the sale and purchase of the said shares or any of them, that the holders of the remaining Shares in the Company shall have the option (for a period of thirty days after receiving written notice of such offer) of selling to the purchaser thereof at the same time and upon the same terms the same proportion of the shares in the capital of the Company held as the proportion being sold by such Shareholder who received the offer.

13.                               PRE-EMPTION ON ALLOTMENT

No Shares in the Company will be allotted except as follows:-

13.1                           the Shares shall be offered for subscription to the Shareholders (or any nominee of the Shareholder notified to the Company) in proportion to the number of Shares then beneficially held by them respectively and in all respects upon the same terms per share;

13.2                           such offers shall be made by notice in writing to each Shareholder stating the total number of Shares so offered, the number thereof offered to that member, the price per share, the date for subscription and the date (being not less than 30 days after the date upon which the notice is given) by which the offer, if not accepted, will be deemed to have been rejected save as provided for in Clause 13.3;

13.3                           if any Shareholder rejects any offer made to them pursuant to Clause 13.1, then such offer shall be extended to the other Shareholders, who may within 14 days take up such offer and if such offer is not accepted will be deemed rejected;

13.4                           any shares in respect of which such an offer to a Shareholder is accepted shall be allotted on the basis of such offer and such Shareholder will be obliged to subscribe accordingly;

13.5                           if the Shareholders reject any offer made to them pursuant to Clause 13.3 then the Company may procure that any other person so subscribes provided that such other person first enters into an agreement with the Shareholders in such terms as the Shareholders may reasonably require to preserve mutatis mutandis the rights and obligations of the members under this Agreement; and

13.6                           the benefit of an offer to allot shares or of the contract arising out of the acceptance thereof cannot be assigned or transferred by the offeree.

14                                  THE BOARD AND PROCEEDINGS OF DIRECTORS

14.1                           Each of Richard Fernandes, Dmitri Papkovsky, the Fund and MOCON shall be entitled, for as long as he or it holds at least 10% of the entire issued share capital of the Company, to nominate one person as a non-executive director of the Company. Each Shareholder agrees to vote all Shares held by him, her or it in favour of the election of each such nominee as a director of the Company.

14.2                           The Board shall meet as necessary to discharge its duties but in any case no less frequently than six times per year and no more than 75 days shall elapse between successive meetings. Meetings shall be held in Ireland unless decided otherwise by the Board.

14.3                           The Company shall furnish to each of its Directors with the notice specified in paragraph 14.4 below a detailed management report in regard to their current trading and financial affairs which report shall include up to date management profit and loss accounts and balance sheets in respect of the period since the previous meeting of the board.

14.4                           Not less than 5 days notice of each meeting of the Board specifying the date and time and place of the meeting and the business to be transacted shall be given to all Directors except where the consent in writing of all Directors entitled to be present is obtained.

14.5                           Every director or other officer shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. This Clause shall only have effect in so far as its provisions are not prohibited by any applicable law.

14.6                           The maximum number of Directors shall be 7. A majority in number of the Directors shall be required to form a quorum for Board meetings.

14.7                           A resolution which is signed or approved by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly called and constituted. Such resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the Directors concerned.

14.8                           A meeting of the Directors may consist of a conference between Directors some or all of whom are in different places provided that each Director who participates is able:

14.8.1 to hear each of the other participating Directors addressing the meeting; and

14.8.2 if he so wishes, to address all of the other participating Directors simultaneously,

whether directly, by conference telephone or by any other form of communications equipment (whether or not in use when this agreement was executed) or by a combination of those methods.

15.                               RESTRICTIVE COVENANTS

15.1                           MOCON covenants with the Company that until the earlier of:

(i) MOCON (or its nominee) notifying the Company of its intention to sell the Subscription Shares (and any other shares in the capital of the Company derived from such shares or otherwise issued to MOCON or its nominee) (together the “MOCON Entire Shareholding”) and the Company notifying MOCON of its agreement to the sale of the MOCON Entire Shareholding; and

(ii) the sale by MOCON (or its nominee) of the MOCON Entire Shareholding in the Company;

it (whether alone or jointly with any other person, and whether directly or indirectly, and whether as shareholder, participator, partner, promoter, agent or consultant of, in or to any other person) shall not and shall procure that none of the other members of the Group of companies of which it is a member shall, at any time, in whole or in part, buy from, sell to, contract with, invest in, finance or in any way deal with or assist or support the following companies: Oxysense, Presence, SeaHorse Biosciences, Ocean Optics or any company that is a member of the same Group as any of the above mentioned companies.

15.2                           The Company covenants with MOCON that until the earlier of:

(i)             MOCON (or its nominee) notifying the Company of its intention to sell the Subscription Shares (and any other shares in the capital of the Company derived from such shares or otherwise issued to MOCON or its nominee) (together the “MOCON Entire Shareholding”) and the Company notifying MOCON of its agreement to the sale of the MOCON Entire Shareholding; and

(ii)          the sale by MOCON (or its nominee) of the MOCON Entire Shareholding in the Company;

the Company (whether alone or jointly with any other person, and whether directly or indirectly, and whether as shareholder, participator, partner, promoter, agent or consultant of, in or to any other person) shall not and shall procure that none of the other members of the Group of companies of which it is a member shall, at any time, in whole or in part, buy from, sell to, contract with, invest in, finance or in any way deal with or assist or support the following companies: Oxysense, Presence, PBI Dansensor, Illinois/Systech Instruments, Halma or Danaher Corporation or any company that is a member of the same Group as any of the above mentioned companies.

16.                               ARTICLES OF ASSOCIATION

16.1                           If, during the continuance of this Agreement, there shall be any conflict between the provisions of this Agreement and the provisions of the Articles then, during such period, the provisions of this Agreement shall prevail.

16.2                           Each of the parties hereto undertakes with each of the others to fully and promptly observe and comply with the provisions of the Articles to the intent and effect that each and every provision thereof shall be enforceable by the parties hereto inter se and in whatever capacity.

16.3                           Nothing contained in this Agreement shall be deemed to constitute an amendment to the Articles or any previous articles of association of the Company.

17.                               PARTIES BOUND

17.1                           The Company undertakes with each of the Shareholders to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company and to act in all respects as contemplated by this Agreement.

17.2                           The Shareholders undertake with each other to exercise their respective powers in relation to the Company so as to ensure that the Company fully and promptly observes, performs and complies with its obligations under this Agreement.

17.3                           Each Shareholder undertakes with each of the other parties hereto that whilst he remains a party to this Agreement he will not (except as expressly provided for in this Agreement) agree to cast any of the voting rights exercisable in respect of any of the shares held by him (or in the case of any shares held by a nominee of the Shareholder he or she shall procure that the nominee shall not cast any of the voting rights) in accordance with the directions, or subject to the consent of, any other person (including another Shareholder other than that Shareholder).

18.                               TERMINATION OF EXISTING SHAREHOLDERS AGREEMENTS AND EFFECT OF COMPLETION DATE

18.1                           The parties hereto agree that the existing Subscription and Shareholders Agreement dated 26 September 2006 (other than clauses 2.3.3, 6.6.6, 6.6.7 and Schedule 8 which shall remain in force only until the validation of the expenditure referred to therein currently being undertaken by EI has been completed) entered into between the Covenantors, the Other Shareholders, the Fund, Enterprise Ireland (as such terms were defined in that agreement) and the Company shall be terminated with effect from the Share Sale Completion to the intent that from the Share Sale Completion the relationship between the parties to this Agreement shall be governed by this Agreement.

18.2                           Each of the provisions of Clauses 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 of this Agreement, shall come into effect on the Completion Date.

19.                               GENERAL

19.1                           Applicable Law

This Agreement and all documents supplemental thereto shall be governed by and construed and interpreted in accordance with the laws of Ireland and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Irish Courts.

19.2                           Binding on Successors

This Agreement shall enure to the benefit of and be binding upon the respective parties hereto and their respective successors, personal representatives and permitted transferees.

19.3                           Waiver of Rights

Any express or implied waiver by any of the parties of any right under this Agreement or any breach, default, omission or non-observance of any term of this Agreement or an acquiescence in any act (whether commission or omission) which, but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such right, term, provision or condition nor shall it operate as a continuing waiver nor be deemed to operate as a waiver of any subsequent breach, default, omission, non-observance or acquiescence.

19.4                           Survival of Certain Terms

Notwithstanding the termination of this Agreement those of its terms which still remain to be fulfilled shall remain in full force and effect for so long as is necessary to give effect thereto.

19.5                           No Partnership

Nothing in this Agreement shall constitute, or be deemed to constitute, a partnership between the parties or any of them nor shall it constitute any party the agent of any of the other parties for any purpose.

19.6                           Severance

In the event that any terms, conditions or provisions of this Agreement or any part thereof is found by a court or other competent authority to be void or unenforceable for whatever reason those terms, conditions or provisions shall be deemed to be deleted from this Agreement and the remaining terms, conditions or provisions shall continue in full force and effect. Notwithstanding any such finding of voidness or unenforceability the parties to this Agreement shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to replace any such provision found void or unenforceable.

19.7                           Announcements

No party (other than EI) shall divulge to any third party (other than their respective professional advisers) the fact that this Agreement, or any of the documents in the agreed terms, has been entered into or any information regarding its terms or any matters contemplated by this transaction or make any announcement relating to it without the prior written agreement (such agreement not to be unreasonably withheld or delayed) of the other party.

19.8                           Further Assurance

Each of the parties shall (and shall procure that any other necessary parties shall) do or procure to be done all such further acts and things and execute or procure to be executed all such further deeds and documents as may be necessary or desirable to perform the terms of this Agreement.

19.9                           Variations

No amendment or variation of or to this Agreement or any of its provisions shall be effective unless made in writing and signed by all of the parties hereto.

19.10     Counterparts

This Agreement may be executed in several counterparts (whether original or facsimile) and, upon due execution of all such documents by one or more parties, each counterpart shall be deemed to be an original hereof.

19.11     Business Days

If any action or duty to be taken or performed under any provision of this Agreement would fail to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such date.

19.12     Entire Agreement

This Agreement shall constitute the entire agreement between the parties relative to its subject matter and it is expressly declared that no variation hereof shall be effective unless made in writing and signed by or by a duly authorised signatory of each of the parties hereto.

19.13     Notice

19.13.1       Any notice given in connection with this Agreement must be in writing and may be given:-

(a)           to a company which is a party at its registered office (or such other address as it may, in writing, notify to the other parties to this Agreement for such purpose);

(b)           to any individual who is a party at the address of that individual shown above;

(c)           to any partnership which is a party at the principal place of business of that partnership (or in each case such other address as the recipient may, in writing, notify to the other parties to this Agreement for such purposes).

19.13.2    Notice may be served by sending it by recorded delivery or registered post to either of the parties at his address for service.

19.13.3    Any notice so served shall be deemed to have been received:-

(a)           in the case of personal service upon delivery; and

(b)           in the cases of recorded delivery or registered post forty eight hours from the date of posting provided that the sender has evidence that the envelope containing the notice was properly stamped, addressed and posted.

19.14     Costs and Expenses

Each of the parties shall bear its own costs, expenses and value added tax in connection with the drawing up and execution of this Agreement.

SCHEDULE 1

The Existing Shareholders

Shareholders	Address
Richard Fernandes	9 Abbeylands Manor Clane Co. Kildare

Dmitri Papkovsky	6 The Grove, Gleann na Ri, Tower, Blarney, Co. Cork

Tom Cotter	Windrush Ballynaneening Crosshaven County Cork

University College Cork	Western Road County Cork

John Monahan

Patrick Wall

SCHEDULE 2

SHAREHOLDINGS POST COMPLETION

SCHEDULE 2

LUXCEL SHARE CAPITAISATION TABLE

2.24

INVESTMENTS	Shares		MOCON Investment Dec-09	EI Investment Jan-10	Glanbia buyout Dec-09	If Warrants Exercised (Indicative) Within 3 years

Richard Fernandes	€0.01 Ords
Dmitri Papovsky	€0.01 Ords
UCC	€0.01 Ords
Tom Coetter	€0.01 Ords
John Monahan	€0.01 Ords
Patrick Wall	€0.01 Ords
Enterprise Ireland	€0.01 A Preferred Ords			500,000
Glanbia Enterprise Fund	€1.00 Preferred Ords
Glanbia Enterprise Fund	€0.01 A Preferred Ords
Mocon	€0.01 A Preferred Ords		2,500,000			840,000

Total		0	2,500,000	500,000	0	840,000

NEW SHARES	Shares		MOCON Investment		EI Investment	Glanbia buyout AND Share Sale of 1 Share	If Warrants Exercised (Indicative)

Richard Fernandes	€0.01 Ords		0		0
Dmitri Papovsky	€0.01 Ords		0		0
UCC	€0.01 Ords		0		0
Tom Coetter	€0.01 Ords		0		0
John Monahan	€0.01 Ords		0		0
Patrick Wall	€0.01 Ords		0		0
Enterprise Ireland	€0.01 A Preferred Ords		0		250,000
Glanbia Enterprise Fund	€1.00 Preferred Ords		0		0	-300,000
Glanbia Enterprise Fund	€0.01 A Preferred Ords		0		0	-200,000
Mocon	€0.01 A Preferred Ords		1,250,000	*	0		375,000

Total		0	1,250,000		250,000	-500,000	375,000

Mocon Warrants	€0.01 A Preferred Ords		375,000

Fully Diluted Share Capital			1,625,000		250,000	-500,000	375,000

TOTAL SHARES	Shares	Opening	MOCON Investment		EI Investment		Glanbia buyout and Share Sale of 1 share		If Warrants Exercised (Indicative)

Richard Fernandes	€0.01 Ords	2,163,150	2,163,150		2,163,150		2,163,150		2,163,150
Dmitri Papovsky	€0.01 Ords	1,922,800	1,922,800		1,922,800		1,922,800		1,922,800
UCC	€0.01 Ords	504,735	504,735		504,735		504,735		504,735
Tom Coetter	€0.01 Ords	721,050	721,050		721,050		721,050		721,050
John Monahan	€0.01 Ords	110,124	110,124		110,124		110,124		110,124
Patrick Wall	€0.01 Ords	55,062	55,062		55,062		55,062		55,062
Enterprise Ireland	€1.00 Preferred Ords	419,601	419,601		419,601		419,601		419,601
Enterprise Ireland	€0.01 A Preferred Ords	0	0		250,000		250,000		250,000
Glanbia Enterprise Fund	€1.00 Preferred Ords	300,000	300,000		300,000		0		0
Glanbia Enterprise Fund	€0.01 A Preferred Ords	200,000	200,000		200,000		0		0
Mocon	€0.01 A Preferred Ords	0	1,250,000	*	1,250,000	*	1,250,000	*	1,625,000

Total		6,396,522	7,646,522		7,896,522		7,396,522		7,771,522

Mocon Warrants		0	375,000		375,000		375,000		0

Fully Diluted Share Capital		6,396,522	8,021,522		8,271,522		7,771,522		7,771,522

% ISSUED CAPITAL	Shares	Opening	MOCON Investment	EI Investment	Glanbia buyout	If Warrants Exercised (Indicative)

Richard Fernandes	€0.01 Ords	33.8%	28.3%	27.4%	29.2%	27.8%
Dmitri Papovsky	€0.01 Ords	30.1%	25.1%	24.3%	26.0%	24.7%
UCC	€0.01 Ords	7.9%	6.6%	6.4%	6.8%	6.5%
Tom Coetter	€0.01 Ords	11.3%	9.4%	9.1%	9.7%	9.3%
John Monahan	€0.01 Ords	1.7%	1.4%	1.4%	1.5%	1.4%
Patrick Wall	€0.01 Ords	0.9%	0.7%	0.7%	0.7%	0.7%
Enterprise Ireland	€1.00 Preferred Ords	6.6%	5.5%	5.3%	5.7%	5.4%
Glanbia Enterprise Fund	€1.00 Preferred Ords	4.7%	3.9%	3.8%	0.0%	0.0%
Glanbia Enterprise Fund	€0.01 A Preferred Ords	3.1%	2.6%	2.5%	0.0%	0.0%
Mocon	€0.01 A Preferred Ords	0.0%	16.3%	15.8%	16.9%	20.9%

Total		100%	100%	97%	97%	97%

*this figure comprises 1,249,999, €0.01 A Preferred Ordinary Shares subscribed for in Luxcel Biosciences Limited and 1, €0.01 A Preferred Ordinary Share purchased from Glanbia Enterprise Fund.

SCHEDULE 3

WARRANTIES & REPRESENTATIONS

1.                                      Corporate matters

1.1                                 The information relating to the Company contained in this Agreement and the Schedules to this Agreement is true and accurate.

1.2                                 The Issued Share Capital constitutes the whole of the issued and allotted share capital of the Company and the issued share capital of the Company immediately after giving effect to the issuance of the Shares in accordance with Clause 2 of this Agreement shall be as set forth on Schedule 2.

1.3                                 There are no agreements or arrangements in force, other than this Agreement, which grant to any person the right to call for the issue, allotment or transfer of any share or loan capital of the Company. Neither the offer nor the issue of the Subscription Shares under this Agreement or the issue of shares pursuant to the exercise of the Subscription Rights (as such term is defined in the Warrant Instrument) under the Warrant Instrument (the “Warrant Shares”) constitutes or will constitute an event, under any anti- dilution provisions of any shares issued (or issuable pursuant to outstanding rights, warrants or options) by the Company or any agreements with respect to the issuance of shares by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

1.4                                 The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Warrant Instrument and to perform its obligations hereunder and thereunder. The Subscription Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized and validly issued, fully paid and free and clear of all pledges, liens, encumbrances, and restrictions, except as set forth in this Agreement. The Company has now and shall at all times during the Subscription Period (as such term is defined in the Warrant Instrument) keep available for use, sufficient authorised but unissued A Preferred Ordinary Shares to satisfy in full and in accordance with the terms thereof, all exercisable Subscription Rights (as such term is defined in the Warrant Instrument) and the Warrant Shares, when issued in accordance with the terms of the Warrant Instrument, will be duly authorized, validly issued, fully paidand free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in this Agreement.

2.                                      Accounting matters

2.1                                 The Accounts have been prepared in accordance with the historical cost convention; and the bases and policies of accounting, adopted for the purpose of preparing the Accounts, are the same as those adopted in preparing the audited accounts of each Group Company in respect of the three last preceding accounting periods.

2.2                                 The Accounts:

2.2.1                      give a true and fair view of the assets, liabilities (including contingent, unquantified or disputed liabilities) and commitments of the Company at the Date of each balance sheet and its revenues, costs and profits for the financial periods ended on that date;

2.2.2                       comply with the requirements of the Companies Acts 1963-2009 (the “Acts”) and other relevant statutes;

2.2.3                       comply with all current SSAPs applicable to an Irish company; and

2.2.4                       are not affected by any extraordinary, exceptional or non-recurring item;

provided, however, that the unaudited financial statements may not contain all accruals, footnotes and adjustments that are required to be set forth in audited financial statements and may not comply with the requirements of the Acts and all SSAP’s but have been prepared in accordance with the Company’s normal practices and the Company does not consider them misleading.

2.2.5                       The Accounts properly reflect the financial position of the Company as at their date.

2.3                                 All the accounts, books, ledgers, financial and other records, of whatsoever kind, of the Company are in its possession and give a true and fair view of its financial position.

3.                                      Financial matters

3.1                                 Since the Balance Sheet Date, no distribution of capital or income has been declared, made or paid in respect of any share capital of the Company.

3.3                                 The Company has not, since the Balance Sheet Date, repaid, or become liable to repay, any indebtedness in advance of its stated maturity.

3.4                                 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Accounts or incurred, in the ordinary and proper course of trading, since the Balance Sheet Date.

3.5                                 The Company has, since the Balance Sheet Date, paid its creditors in accordance with their respective credit terms; and there are no amounts owing by the Company which have been due for more than six weeks.

3.6                                 Since the Balance Sheet Date, the Company has not experienced any change, and the Company has no knowledge of any circumstance or event that has occurred after the Balance Sheet Date, that has had, or that is reasonably likely to have, a material adverse effect on the Company or its business or financial position.

4.                                      Taxation matters

4.1                                 All returns, computations and payments which should be, or should have been, made by the Company for any taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is the subject of any dispute with the Revenue Commissioners or other taxation authorities.

4.2                                 The Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of taxation and, in particular, has properly operated the PAYE system, by deducting tax, as required by law, from all payments made, or treated as made, to its employees or former employees, and accounting to the Revenue Commissioners for all tax so deducted and for all tax chargeable on benefits provided for its employees or former employees.

5.                                      Trading matters

5.1                                 Since the Balance Sheet Date the business of the Company has been continued in the ordinary and normal course.

5.2                                 The Company is not party to any litigation or arbitration proceedings, as plaintiff or defendant; and there are no such proceedings pending or threatened, either by or against the Company.

5.3                                 There is no dispute with any revenue or other official department in Ireland or elsewhere, in relation to the affairs of the Company, and there are no facts which may give rise to any such dispute.

5.4                                 There are no claims pending or threatened, or capable of arising, against the Company, by an employee, agent, consultant or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

5.5                                 The Company is not a party to, nor have its profits or financial position during the three years prior to the date hereof been affected by, any contract or arrangement which is not of an entirely arm’s length nature.

5.6                                 No order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any asset of the Company. No steps have been taken for the appointment of an administrator, receiver or examiner over the business or assets of the Company or any part thereof.

6.                                      Employment matters

6.1                                 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of the Company, including profit sharing, commission or discretionary bonus arrangements, are fully and accurately set out in the Disclosure Letter.

6.2                                 The Company is not a party to nor participates in nor contributes to any scheme, arrangement or agreement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment of any medical expenses) for any present or past offices or employees of the Company and/or their dependants.

7.                                   Intellectual Property

7.1                                 The Company owns or licences all necessary Intellectual Property to enable it to carry on the Business carried on by it as at the date hereof without infringing upon or conflicting with the rights of any third party.

7.2                                 No claim or allegation has been made by any party of any infringement by the Company of any Intellectual Property rights of any other party.

7.3                                 The Company has not granted or assigned to any person or entity other than MOCON any license to any of its Intellectual Property or granted to any other person or entity the right to manufacture, assemble or sell any of the products produced or under development by the Company.

7.4                                 No claim or allegation has been made or asserted by any person or entity that any of the Intellectual Property owned or licensed by the Company is unenforceable or invalid, nor is there any basis known by the Company for any such claim or allegation.

7.5                                 The Company is not contractually or otherwise obligated to make any material payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to any Intellectual Property with respect to the use thereof by the Company in connection with the conduct of its business or otherwise.

SCHEDULE 4

DEED OF ADHERENCE

THIS DEED is dated	and made between

(1)                                  • [of •] [whose registered office is at •] (the “New Shareholder”) [which will include his personal representatives or permitted assignees]);

(2)                                  LUXCEL BIOSCIENCES LIMITED whose registered office is at c/o WhitneyMoore, Wilton Park House, Wilton Place, Dublin 2 and company number 353529 (the “Company”); and

(3)                                  Those listed as Continuing Shareholders in the Appendix to this Deed (the “Continuing Shareholders”).

RECITALS

A                                      By a shareholders’ agreement dated [                    ]     2009     (the     “Principal Agreement”) the parties thereto agreed to regulate their relations as shareholders in the manner therein appearing.

[B.                                 By deeds dated • and made in substantially similar form to this Deed, ·(1) became parties to the Principal Agreement. The Principal Agreement and the said deeds, are hereinafter referred to as the “Agreement”.]

C.                                     • proposes to transfer • (2) (the “Transfer Shares”) to the New Shareholder and, in accordance with the Articles and the Agreement, this Deed is required to be executed in connection with the disposal of the Shares.

NOW THIS DEED WITNESSETH as follows:

1.               [In the case of a transfer] Subject to the transfer of the Transfer Shares being executed and delivered by the said • in favour of the New Shareholder, the New Shareholder covenants with each of the Continuing Shareholders, and each of the Continuing Shareholders covenants with the New Shareholder, to observe and perform and be bound by all the terms and conditions of the Agreement (save to the extent that any such terms and conditions have been fully performed prior to the date hereof or are incapable of applying to the New Shareholder) to the intent and effect that the New Shareholder will be deemed to be a party to and a Shareholder [in the case of a transfer by any of these] (as defined therein) under the Agreement with the benefit of, but subject to all the terms and conditions thereof (save as aforesaid).

(i)                                     (1) Names of prior New Shareholders.

(ii)                                  (2) Number and class of shares.

2.               [In the case of an allotment of new shares:] The New Shareholder covenants with each of the Continuing Shareholders to observe and perform and be bound by all the terms and conditions of the Agreement and to exercise his voting rights and other powers as [director and] shareholder of the Company so as to procure (so far as he is able by the exercise of such votes and powers) that the terms of the Agreement are adhered to and the obligations of the parties thereunder are observed and performed.

3.               This Deed will be read together with the Agreement, which will accordingly be construed as one instrument.

4.               This Deed will be governed by and construed in accordance with Irish law.

5.               This Deed may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered will be an original, but all the counterparts will together constitute one and the same instrument.

IN WITNESS whereof this Deed has been entered into the date and year first herein written.

APPENDIX

Names and addresses of Continuing Shareholders

SCHEDULE 5

General Provisions attaching to the Expenditure as at Clause 3.3 of this Agreement

1.                         The Company covenants and undertakes to Enterprise Ireland in relation to the Projects for the Project Duration Period or until satisfactory validation of expenditure whichever is the later:

1.1                   to comply with relevant legislation and obtain any relevant permits, approvals permissions or consents necessary for the operation of its business including without prejudice to the generality of the foregoing all permits, approvals, permissions, or consents relating to planning, building, environment, employment, taxation, health and safety and the Companies Acts 1963-2009 (as may be amended from time to time) and to provide such information to Enterprise Ireland if requested;

1.2                   to acknowledge in any publicity concerning the Projects that they have been funded by the National Development Plan or EU where applicable;

2                            Expenditure Validation Procedure

2.1                   On receipt of the Company’s Statement of Expenditure, Enterprise Ireland will establish to its reasonable satisfaction that:

2.1.1                        the conditions of this Agreement have been complied with;

2.1.2                        expenditure incurred by the Company in respect of Projects has been vouched and examined in such a manner as Enterprise Ireland may require and shown to the satisfaction of Enterprise Ireland to have been reasonable and necessary for the purpose of the Projects;

2.2                   The Statement of Expenditure must be made in writing and shall be submitted no later than three months after the agreed Project Duration Period has elapsed, unless Enterprise Ireland agrees to a longer period.

3.                         The Company covenants and undertakes to Enterprise Ireland in relation to the Projects for the Project Duration Period or until satisfactory validation of expenditure whichever is the later:

3.1                   to ensure that documentation of all of the records of cost incurred on the Projects are approved in writing on behalf of the Company by a duly authorised person and to hold same for the purpose of providing a satisfactory audit trail; in doing so to indicate, that the said costs have been wholly and necessarily incurred for the purpose of the Projects;

3.2                   to keep records of the progress of the Projects through its various stages as a basis for the preparation of progress reports in the format prescribed by Enterprise Ireland and to furnish all information and reports that Enterprise Ireland may require from time to time including information about the costs of the Projects and the results thereof;

3.3                   to keep and make available for inspection on behalf of Enterprise Ireland records of time spent on the Projects by the Company’s employees in the format prescribed by Enterprise Ireland whether the employees are involved on the Projects on a full-time, part-time or occasional basis;

3.4                   to maintain records of grant-aided wage and salary costs incurred in executing the Projects in the format prescribed by Enterprise Ireland and facilitate verification of salary rates paid by means of documentation, including documentation returned to the Revenue Commissioners;

3.5                   where relevant, to maintain detailed records of the cost of all materials and services, including construction, transportation and accommodation costs, incurred in executing the Projects;

3.6                   to carry out the Projects wholly or mainly within the State.

4.                         The Company covenants and undertakes to Enterprise Ireland for the Project Duration Period or until satisfactory validation of expenditure whichever is the later, that if any Intellectual Property right is established as a result of the work carried out as part of the Projects, this Intellectual Property shall be owned by the Company and the Company shall not alienate, assign, part with the possession of or otherwise dispose of the Intellectual Property without the prior written consent of Enterprise Ireland.

5.                         the Company covenants and undertakes to Enterprise Ireland for the Project Duration Period or until satisfactory validation of expenditure whichever is the later:

5.1                   to obtain three competitive quotations or tenders for all construction work carried out and capital equipment acquired in respect of the Projects which have been part-funded by Enterprise Ireland through its subscription for Ordinary Shares, and to accept only the lowest tender, except where the Company can satisfy Enterprise Ireland that value for money has been obtained;

5.2                   that in the placing of contracts for building works and services, any contractors appointed by the Company shall, at the date of such appointment and for the duration of the contract, possess an up to date tax clearance certificate or a current C2 card. The Company shall retain copies of such certificates or C2 details for inspection by Enterprise Ireland;

5.3                   to keep all its Capital Assets insured to their full cost of re-instatement against loss or damage by fire and explosion or any other cause;

5.4                   that if there should be damage to or loss of the Capital Assets through any cause, the insurance or other compensation received by the Company shall be used forthwith to restore, to the reasonable satisfaction of Enterprise Ireland, the property so damaged or lost and in the event of such compensation being insufficient for that purpose the Company shall make good the deficiency out of its own funds;

5.5                   that the eligible assets in respect of the Projects shall be purchased new, be paid for and installed ready for operation in the Company premises within the Project Duration Period.

5.6                   not to alienate, assign, part with the possession of or otherwise dispose of, remove (save for the purpose of normal repair, renewal, replacement or substitution), mortgage or charge (except for the purpose of securing finance for the Project) the Capital Assets or any part thereof without the prior written consent of Enterprise Ireland and the provisions of this Agreement shall apply equally to assets which are substituted for Capital Assets;

5.7                   that where the Company leases its Capital Assets ownership of such Capital Assets will transfer to the Company upon expiry of the Leasing Agreement.

SCHEDULE 6

Form of Certificate

[Headed Notepaper of Solicitor Representing the Company]

Enterprise Ireland

The Plaza

East Point Business Park

Dublin 3

[insert date]

Matter: [insert name of investee company] Limited (“the Company”)

Dear Sirs,

CONTEXT

We represent the Company in relation to the subscription by Enterprise Ireland for [insert the no. and class of share being allotted] in the Company (“the Shares”) pursuant to the Preference Share Subscription and Shareholders Agreement dated [               ] between the Shareholders (as defined in the Agreement), the Company and Enterprise Ireland (“the Agreement”).

We have been asked by the Company to give Enterprise Ireland this Opinion/Certificate in connection with its subscription for the Shares.

EXAMINATION

For the purpose of this Opinion/Certificate, we have examined the following documents only:

1.               a copy of the Memorandum and Articles of Association of the Company certified by either a director or secretary of the Company, as being a true and the most up to date copy;

2.               a copy of the signed board minutes of the Company relating to a meeting of the board of directors held on [                  ] approving the execution of the Agreement by the Company and the allotment of the Shares to Enterprise Ireland, certified by either a director or secretary of the Company as being a true copy;

3.               the original Agreement executed by all the parties (save for Enterprise Ireland);

4.                    the result of searches conducted on [insert date](8) against the Company at the Companies Registration Office;

(8) date of completion should be inserted.

5.               a statement of the share capital table of the Company detailing (i) the authorised and issued share capital of the Company and (ii) the names of the shareholders of the Company and their respective shareholdings by number and class, which is certified by either a director or secretary of the Company as being up to date;

6.               a confirmation from a director of the Company confirming that the Company has not received any notice of strike off from the Registrar of Companies.

[insert specific details of any further documents that the solicitor for Company may have considered necessary for the giving of the Opinion/Certificate e.g minutes of shareholder meetings]

(collectively referred to as the “Documents”).

ASSUMPTIONS

In rendering this Opinion/Certificate we have assumed, without responsibility on our part if any assumption is incorrect:

1.                    the authenticity and conformity of all the copy Documents submitted to us with the originals;

2.       the genuineness of all signatures and seals on the Documents;

3.                    the accuracy and completeness of all the Documents, and that such Documents remain in full force and effect as at the date of entering into the Agreement by the Company and have not been amended in any way;

4.               that the signed minutes of meetings of directors of the Company and of members of the Company ( that comprise part of the Documents ) correctly record the proceedings of those meetings, the meetings referred to in each of the minutes were duly convened and held, those present at any such meetings acted bona fide throughout and in the best interests of the Company, the resolutions set out in such minutes were duly passed and are in full force and effect and no further resolutions were passed or corporate or other action taken which would or might alter the effectiveness thereof;

5.                    that all representations and information given to us by or on behalf of the Company in reply to any enquiries we have made which we have considered necessary for the purpose of giving this certificate are true, correct and accurate;

6.                    that each of the directors of the Company were validly appointed and that all persons referred to as directors in the minutes attached to this letter were directors at the time of the relevant board meetings;

7                  that nothing has been lodged for filing on, or has appeared on the file of the Company at the Companies registration Office subsequent to the results set out in the on-line search of the Company.

4.      QUALIFICATIONS AND RESERVATIONS

1.               This Opinion/Certificate is given only to Enterprise Ireland and in connection with the Agreement. It may not be relied upon as constituting a representation or other statement to any other person or for any other purpose. This certificate may not be provided or copied to any third party without our prior written consent.

2                  We are solicitors of the courts of Ireland and members of the Law Society of Ireland. Accordingly our Opinion/Certificate is limited solely to the laws of Ireland. We express no opinion concerning the laws of any other jurisdiction.

5.      CERTIFICATION

Based solely on the Documents and on the Assumptions set out in clause 3 hereof and the Qualifications and Reservations set out in clause 4 hereof we hereby certify/are of the opinion that:-

1.                    The Company is a private company limited by shares and is duly incorporated under the laws of Ireland.

2.                    The Company has not been struck off the Register of Companies and has not received any notification of strike off from the Registrar of Companies.

3                       The Company has sufficient authorised and un-issued share capital of the relevant class to allot the Shares to Enterprise Ireland.

4                       The execution and delivery of the Agreement by the Company to Enterprise Ireland does not violate the most up to date Memorandum and Articles of Association of the Company.

5.               The directors are authorised to issue the Shares to Enterprise Ireland and the Company has been authorised by its board of directors to execute the Agreement under seal and to issue the Shares to Enterprise Ireland.

This Certificate/Opinion is given as of the date hereof and we are not under any obligation to update or supplement the Certificate/Opinion in this letter to reflect any facts or circumstances which may come to our attention or any changes in the law that may occur, after the date of this letter, in each case.

Yours faithfully,

[insert name of firm of solicitors]

Note to Solicitor acting for the Company:-

(2)    Please use either “certificate” or “opinion” where highlighted throughout the text.

(3)    Please do not amend the substance of the letter.

(4)    Please insert relevant text where italicised print appears.

IN WITNESS whereof the parties hereto have entered into and delivered this Agreement the day and the year first written above.

SIGNED SEALED AND DELIVERED by RICHARD FERNANDES
in the presence of:
Witness Signature:	/s/ [ILLEGIBLE]
Address:	[ILLEGIBLE]

Description:	[ILLEGIBLE]

SIGNED SEALED AND DELIVERED
by DMITRI PAPKOVSKY
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by TOM COTTER
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by JOHN MONAHAN
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by PATRICK WALL
in the presence of:
Witness Signature:
Address:

Description:

SIGNED on behalf of
GLANBIA ENTERPRISE FUND LIMITED		/s/ Joseph Doddy
by its authorised signatory		Authorised Signatory
in the presence of
Witness		Signature:
/s/ [ILLEGIBLE]
Print Name
Address:	[ILLEGIBLE]	Joseph Doddy

Description:	[ILLEGIBLE]

PRESENT when the Common Seal of UNIVERSITY COLLEGE CORK
was affixed hereto :-

Signature

Signature

PRESENT when the Common Seal of ENTERPRISE IRELAND
was affixed hereto :-

Signature

Duly authorised on behalf of MOCON, INC

Signature

PRESENT when the Common Seal of LUXCEL BIOSCIENCES LIMITED was affixed hereto :-
/s/ Richard Fernandes
Director

/s/ Joseph Doddy
Director/Secretary

IN WITNESS whereof the parties hereto have entered into and delivered this Agreement the day and the year first written above.

SIGNED SEALED AND DELIVERED by RICHARD FERNANDES
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by DMITRI PAPKOVSKY
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED by TOM COTTER
in the presence of:	Olive Cosgrave
Witness Signature:	/s/ Olive Cosgrave
Address:	10 West Avenue, [ILLEGIBLE], Co. Cork.

Description:

SIGNED SEALED AND DELIVERED by JOHN MONAHAN
in the presence of:
Witness Signature:
Address:

IN WITNESS whereof the parties hereto have entered into and delivered this Agreement the day and the year first written above.

SIGNED SEALED AND DELIVERED by RICHARD FERNANDES
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED by DMITRI PAPKOVSKY
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED by TOM COTTER
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED by JOHN MONAHAN
in the presence of:	[ILLEGIBLE]
Witness Signature:	/s/ [ILLEGIBLE]
Address:	3839 Cottonwood Dr.
Danville CA, 94506

Description:

SIGNED SEALED AND DELIVERED
by PATRICK WALL
in the presence of:	KENNETH MCKENZIE
Witness Signature:	/s/ Kenneth McKenzie
Address:	52 KILLEGLAND MEADOWS, ASHBOURNE, CO. MEATH.

Description:	UNIVERSITY RESEARCHER.

SIGNED on behalf of
GLANBIA ENTERPRISE FUND LIMITED
by its authorised signatory	Authorised Signatory
in the presence of
Witness	Signature:

Print Name
Address:

Description:

PRESENT when the Common Seal of UNIVERSITY COLLEGE CORK
was affixed hereto :-

Signature

Signature

PRESENT when the Common Seal of ENTERPRISE IRELAND
was affixed hereto :-

Signature

IN WITNESS whereof the parties hereto have entered into and delivered this Agreement the day and the year first written above.

SIGNED SEALED AND DELIVERED
by RICHARD FERNANDES
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by DMITRI PAPKOVSKY
in the presence of:
Witness Signature:	/s/ [ILLEGIBLE]
Address:	[ILLEGIBLE]

Description:	[ILLEGIBLE]

SIGNED SEALED AND DELIVERED		[ILLEGIBLE]
by TOM COTTER
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by JOHN MONAHAN
in the presence of:
Witness Signature:
Address:

Description:

SIGNED SEALED AND DELIVERED
by PATRICK WALL
in the presence of:
Witness Signature:
Address:

Description:

SIGNED on behalf of
GLANBIA ENTERPRISE FUND LIMITED
	by its authorised signatory	Authorised Signatory
in the presence of
	Witness:	Signature:

Print Name

Address:

Description:

SIGNED on behalf of
UNIVERSITY COLLEGE CORK
	by its authorised signatory	/s/ [ILLEGIBLE]
	in the presence of	Authorised Signatory
Witness Signature:	/s/ [ILLEGIBLE]

Address:	[ILLEGIBLE] University College Cork
Cork, Ireland

Description:

PRESENT when the Common Seal of
ENTERPRISE IRELAND

Description:

SIGNED SEALED AND DELIVERED
by PATRICK WALL
in the presence of:
Witness Signature:
Address:

Description:

SIGNED on behalf of
GLANBIA ENTERPRISE FUND LIMITED
by its authorised signatory	Authorised Signatory
in the presence of
Witness	Signature:

Print Name
Address:

Description:

PRESENT when the Common Seal of
UNIVERSITY COLLEGE CORK
was affixed hereto :-

Signature

Signature

PRESENT when the Common Seal of
ENTERPRISE IRELAND
was affixed hereto :-
/s/ [ILLEGIBLE]
Signature

Robert L. Demorest
Duly authorised on behalf of MOCON, INC	/s/ Robert L. Demorest
Signature

PRESENT when the Common Seal of
LUXCEL BIOSCIENCES LIMITED
was affixed hereto :-

Director

Director/Secretary